Exhibit 10.7

CUSTOMER AGREEMENT

In consideration of the acceptance and maintenance of one or more accounts in commodities, commodity futures contracts, options or commodities or options on commodity futures co ntracts (collectively, “futures contracts”) by Wedbush Futures a division of Wedbush Securities, Inc  (“Broker”).

(“Broker”) for the undersigned (“Customer”), it is agreed as follows:

1.AUTHORIZATION. Customer authorizes Broker to purchase and sell futures contracts for Customer’s account in  accordance with Customer’s oral, written or electronic instructions. Customer hereby waives any defense that any such instructions were not in writing as may be required by the Statute of Frauds or any other law, rule, or regulation.

2.MARGIN REQUIRED. Customer will at all times maintain collateral and margin for all accounts as from time to time may be required by Broker in its sole discretion or demanded by applicable laws or exchange regulations.

3.FEES AND OTHER CHARGES.  Customer shall pay Broker (a) applicable brokerage, commission and other charges on   any transaction executed by Broker on Customer’s behalf in effect from time to time; (b) any charges imposed on such transaction by the exchange or clearing house through which it is executed, any other transaction fees, and any tax imposed on such transaction by competent authority; (c) the amount of any loss or cost suffered by Broker that may result from such transaction; and (d) interest and service charges on any deficit in Customers’ account balance at the rates customarily charged by Broker. Such payments shall be  made to Broker at its address stated above or such other place as Broker gives notice to Customer.

4.RULES AND REGULATIONS. All transactions by Broker on Customer’s behalf shall be subject to the applicable constitution, by-laws, rules regulations, customers, usages, rulings, and interpretations of the exchange (and its clearing house), board of trade, contract market, or other market, on which such transactions are executed or cleared by Broker or its agents for Customer’s account, and to all applicable governmental acts and statutes (including, without limitation, the Commodity Exchange Act,  as amended) and to the rules and regulations made by the Commodity Futures Trading Commission (“CFTC”) thereunder. Broker shall not be liable to Customer as a result of any actions taken by Broker or its agent to comply therewith. If any term or provision hereof,  or the application thereof to any person or circumstances, shall to any extent be contrary to any law or exchange or government regulation or otherwise invalid of unenforceable, the remainder of the Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable, shall not be affected thereby, and it shall be enforced to the fullest extent permitted by regulation and law.

5.SINGLE ACCOUNT. All transactions in futures contracts for  or  in  connection  with  Customer’s  accounts  shall  be deemed to be included in a single account notwithstanding the fact that such transactions may be segregated on Broker’s records into separate accounts, either severally or jointly with others. Any transfer between such accounts may be made on Customer’s verbal instructions or at any time, from time to time, in Broker’s discretion, Broker may without notice to Customer, apply or transfer any or all monies, securities, commodities, options, commodity futures contracts or other property of Customer interchangeably among any of Customer’s accounts; provided, however, that Broker shall not, without Customer’s prior written consent, use Customer’s net equity in any account subject to the regulations of the CFTC under the Commodity Exchange Act, as amended, to carry trades or to offset any net deficit of Customer in goods or property not included in the term “commodity” as defined in said regulations.

6.LIQUIDATION. In the event that (a) Customer shall fail to timely deposit or maintain or to make payment of margin or any other amount hereunder; (b) Customer (if an individual) shall die or be judicially declared incompetent or (if an entity) shall be dissolved or otherwise terminated; (c) a proceeding under the Bankruptcy Act, an assignment for the benefit of creditors, or an application for a receiver, custodian, or trustee shall be filed or applied for by or against Customer; (d) an attachment is levied against Customer’s account; (e) the property deposited as collateral is determined by Broker in its sole discretion, regardless of current market quotation, to be inadequate to properly secure the account; or (f) at any time Broker deems it necessary for its protection for any reason whatsoever, Broker may, in the manner it deems appropriate in order to prevent or minimize loss, close out Customer’s open positions in whole or in part, sell any or all of Customer’s property held by Broker, including but not limited to exchange memberships, buy any securities, futures contracts, options or other property for Customer’s account, and cancel any outstanding orders and commitments made by Broker on behalf of Customer. Such sale, purchase or cancellation may be made at Broker’s discretion without advertising the same and without notice to Customer or his personal representatives and without prior tender, demand for margin or payment, or call of any kind upon Customer. Broker may purchase the whole or any part thereof free from any right of redemption. It is understood that a prior demand or call or prior notice of the time and place of such sale or purchase shall not be considered a waiver of Broker’s right to sell or buy without demand or notice as herein provided. Customer shall remain liable for and shall pay to Broker immediately the amount of any deficiency in any account of Customer with Broker resulting from any transaction described above. For purposes of this Customer Agreement, a reasonable amount of time shall be deemed to be one hour  or less, if in Broker’s sole discretion market conditions required that margin calls be met in less than one hour.

7.DISCHARGE OF OBLIGATIONS.Customer  undertakes,  at  any  time  upon  Broker’s  demand,  to   discharge all obligations to Broker, or, in the event of a closing of any of Customer’s accounts in whole or in party, to pay Broker the deficiency, if any, including costs, damages or attorney fees suffered or paid by Broker, directly or indirectly, in connection with such deficiency.   In lieu of requiring the immediate discharge of any of Customer’s obligations, Broker may, in Broker’s discretion, demand security for such obligation (and if Broker so elects, for all future obligations of Customer) in which event Customer will either discharge all existing obligations to Broker or furnish such security as Broker shall have demanded, and, in that connection, execute and deliver such security agreements, financing statements and other documents, informs prescribed or approved by Broker, as Broker shall reasonably request.

8.RISK OF LOSS; INDEMNIFICATION. All transactions effected for Customer's accounts  and  all  fluctuations  in  the market prices of the futures contracts carried in Customer's accounts are at Customer's sole risk and Customer shall be solely liable under all circumstances for any losses arising from such transactions. By execution of this agreement, Customer warrants that Customer is willing and financially able to sustain any such losses. Broker is not responsible for the obligations of the persons with whom Customer's transactions are effected, nor is Broker responsible for delays in transmission, delivery or execution of Customer's orders due to malfunctions of communications facilities or other causes. Broker shall not be liable to Customer for the loss of any margin deposits which is the direct or indirect result of the bankruptcy, insolvency, liquidation, receivership, custodianship or assignment for the benefit of creditors of any bank, another clearing broker, exchange, clearing organization or similar entity. Customer agrees to indemnify Broker and hold Broker harmless from any liability, cost or expense (including attorneys' fees and expenses and any fines or penalties imposed by any governmental agency, contract market, exchange, clearing organization or other self-regulatory body) which Broker may incur or be subjected to with respect to Customer's account or any transaction or position therein. Without limiting the generality of the foregoing, Customer agrees to reimburse Broker on demand for any cost of collection incurred by Broker in collecting any sums owing by Customer under this agreement and any cost incurred by Broker in successfully defending itself against any claims asserted by Customer, including all attorneys' fees, interest and expenses.

9.FAILURE TO DELIVER. If at any time Customer fails to deliver to Broker any property previously sold by Broker on Customer’s behalf or fails to deliver property, securities or financial instruments in compliance with futures contracts, or if Broker shall be required or shall deem it necessary (whether by reason of the requirements of any exchange, clearing house or otherwise) to replace any securities, futures contracts, financial instruments or other property theretofore delivered by Broker for the account of Customer with other property of like equivalent kind or account, Customer authorizes Broker in its sole judgment to borrow or to buy any property necessary to make delivery thereof or to replace any such property previously delivered and to deliver the same to such other party to whom delivery is to be made. Broker may subsequently repay any borrowing thereof with property purchased or otherwise acquired for the account of Customer. Customer shall pay Broker for any cost, loss and damage from the foregoing (including consequential damages, penalties and fines) which Broker may be required to incur or which Broker may sustain from its inability to borrow or buy any such property.

10.SECURITY AGREEMENT.All monies, securities, options, financial instruments, futures contracts  or other property (“property”) now or at any future time in Customer’s account or held for Customer (either individually or jointly with others) by Broker or by any clearing house through which Customer’s trades are executed, or which may be in Broker’s possession for any purpose (including safekeeping) are hereby pledged with Broker and shall be subject to a security interest and general lien in Broker’s favor to secure all indebtedness at any time owing from Customer to Broker. Broker is hereby authorized to sell any and all property  in any of Customer’s accounts without notice to satisfy such general lien.

11.INVESTMENT OF PROPERTY. All property now or hereafter held or carried by Broker for Customer may from time to time without notice to Customer be invested by Broker or others, separately or with any other property; provided that such property shall be segregated to the extent required by, and shall be invested only in accordance with, rules of the CFTC. Broker shall be under no obligation to deliver the same certificates, instruments or securities deposited with Broker or received by Broker for the account of Customer, but may deliver other certificates, instruments or securities of like or equivalent kind or amount.

12.NO LIABILITY FOR SYSTEM DELAYS AND FAILURES. Broker shall  not be liable for delays  in  the transmission or execution of orders due to breakdown or failure of transmission or communication facilities, or for any other cause beyond Broker’s control.  With respect to  electronic order en try Customer agrees that broker’s liability shall be limited  to gross negligence or willful misconduct. Customer agrees that Broker shall not be liable for any losses, damages, costs or  expense (including, but not limited to,  loss of profits, loss of use,  direct, indirect,  incidental or  consequential damages)  arising from (a) any failure or malfunction, including but not limited to any inability, for any reason, to enter or cancel  electronic orders; or (b) any fault in delivery, delay, omission, suspension , inaccuracy or termination, or any other cause in connection with the furnishing, performance, maintenance, use of or inability to use  all or any party of any electronic order  entry system or any of Broker’s and/or exchange services or facilities used to support any electronic order system. If, in connection with the use of any electronic order routing system (“ORS”), Customer receives a  password, Customer  agrees to    be solely responsible for any order entered using Customer’s password. Customer understan ds that while accessing an ORS through the Internet or otherwise generally is dependable, technical problems or other conditions may  delay  or  prevent Customer from entering or canceling an order on the ORS, or likewise may delay or prevent an order transmi tted through the ORS from being executed. Broker shall not be liable for, and Customer agrees not to  hold  or  seek to  hold Broker liable for,  any technical problems, ORS failures and malfunctions, ORS access issues, ORS capacity issues,  high  Internet  traff ic  demand, security breaches and unauthorized access beyond the reasonable control of Broker, and other similar computer problems and defects.  Broker does not represent, warrant  or  guarantee that  Customer will  be  able to  access or use  any ORS at times or locations of Customer’s choosing, or that Broker will have adequate capacity for the ORS as a whole or in any geographic location. Broker does not represent, warrant or guarantee that the ORS will provide uninterrupted and error free service. Broker does not make any warranties or guarantees, express or implied, with respect to the ORS or its  content, including without limitation, warranties of merchantability or fitness for a particular purpose. Broker shall not be liable to Customer for  any loss, cost,  damage or other  injury,  whether in contract or tort, arising out of or caused  in whole or  in part  by Customer’s use of or reliance on the ORS or its content.   In no  event will Broker be liable to  Customer or any third party   for any punitive, consequential, special or similar damages even if advised of the possibility of such damage. In some jurisdictions, the liability of Broker shall be limited in accordance  with  this  Agreement  to  the  extent  permitted  by  law. Broker reserves the right to suspend service and deny access to any ORS without prior  notice  during  scheduled  or  unscheduled ORS maintenance or upgrading.

13.FLOOR BROKERS; RECOMMENDATIONS.      Customer acknowledges and  understands that it has a right to specify   and direct which broker on the floor of a contract market is selected to execute an order placed for Customer’s accounts, and Customer hereby expressly waives such right and further agrees to hold Broker harmless for effecting such selection and from and against any liability, claim or cause of action which Customer might have against Broker under the Commodity Exchange Act as amended (the “Act”) or otherwise for the alleged action or omission to act of any such floor broker or from any claim arising from an alleged violation of the Act in the execution of an order for Customer’s accounts by such floor broker, absent willful and intentional misconduct on the part of Broker in making such selection.

Customer acknowledges that any trading recommendations and market or other information communicated to Customer by Broker does not constitute an offer to sell or the solicitation of an offer to buy any futures contract. Any such recommendations and information, although based upon information obtained from sources believed by Broker to be reliable, may be incomplete, may not  be verified and may be changed without notice to Customer, and Broker makes no representation, warranty or guarantee with respect thereto.

14.EXERCISES, ASSIGNMENTS, AND DELIVERIES. With regard to options transactions, Customer understands that some exchange clearing houses have established exercise requirements for the tender of exercise instructions and that options will become worthless in the event that Customer does not deliver instructions by such expiration times. At least two business days prior to the last trading day in the case of long and short positions in options, Customer will give Broker instructions to liquidate, exercise, or allow  the expiration of such options, and will deliver to Broker sufficient funds required in connection with exercise. If such instructions or such funds, are not received by Broker prior to the expiration of the option, Broker may permit an option to expire. Customer also understands that certain exchanges and clearing houses automatically exercise some "in-the-money" options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent exercise of an option contract, as the case may be; Broker is not required to take any action with respect to an option, including without limitation any action to exercise a valuable option contract prior to its expiration or to prevent the automatic exercise of an option, except upon Customer's express instructions. Customer further understands that Broker also has established exercise cut-off times, which may be different  from the times established by the contract markets in clearing houses. In the event that timely exercise and assignment instructions are not given, Customer hereby agrees to waive any and all claims for damage or loss Customer might have against Broker arising out of the fact that an option was or was not exercised. Customer understands that Broker randomly assigns exercise notices to Customers, that all short option positions are subject to assignment at any time, including positions established on the same day that exercises are assigned, and that exercise assignment notices are allocated randomly from among all Customers' short option positions which are subject to exercise.

With regard to futures or forwards transactions, liquidating instructions on open positions in a current delivery month must be given to Broker at least five business days prior to the first notice day in the case of long positions, and at least five business days prior to the last trading day in the case of short positions. Alternatively, sufficient funds to take delivery or the necessary delivery documents must be delivered to Broker within the same period described above. If funds, documents or instructions are not received, Broker may, without notice, either liquidate Customer's position, roll such position forward, or make or receive delivery on behalf of Customer  upon such terms and by such methods as Broker, in its sole discretion, determines. Broker shall have no liability to Customer for any such action. If Broker takes delivery of any property for Customer's account, Customer agrees to pay all delivery, storage, insurance, interest and related charges, and to guarantee and hold Broker harmless against any loss it may suffer, directly or indirectly, from a decline in the value of such property. Customer expressly acknowledges that, particularly in volatile markets, the making or accepting of delivery may involve a higher degree of risk than liquidating a position by offset.

15.COMMUNICATIONS. All communications to Customer shall be to his mailing address indicated below or to such other place as Customer gives notice in writing to Broker. All communications so sent to Customer, whether by mail, telegraph, messenger or otherwise, shall be deemed to have been personally delivered to Customer whether actually received or not. Notices sent by messenger shall be deemed duly given when delivered to the address of Customer as designated below. Notices  sent by telegraph  shall be deemed duly given one hour after the time of receipt by the telegraph office. Notices sent by mail shall be deemed duly given at 9:00 A.M. (Chicago time) on the business day immediately following the date of mailing. All communications to Broker shall be to its address stated above or such other place as Broker gives notice to Customer.

16.RIGHTS AND REMEDIES.The rights and remedies conferred upon Broker shall be cumulative, and the exercise of waiver of any thereof shall not preclude or inhibit the exercise of additional rights and remedies. Broker’s failure at any time to insist upon strict compliance with this Agreement or any of its terms or any continued course of conduct on Customer’s part shall not constitute or be considered a waiver by Broker of any of its rights. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. Subject to section 4 hereof, no provision of this Agreement shall in any respect be waived, modified, altered, or changed except in writing signed by a duly authorized officer of Broker. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Illinois.

17.ASSIGNMENT AND SUCCESSION.This Agreement shall inure to the benefit of the Broker, its successors, and assigns, and shall be binding upon Customer and Customer’s heirs, estate, executors, administrators, successors and assigns. The provisions of this Agreement shall be continuous and shall cover individually and collectively all accounts which Customer now maintains or may in the future open or reopen with Broker. Broker may assign Customer's account to another registered futures commission merchant by notifying Customer of the date and name of the intended assignee ten (10) days prior to the assignment. Unless Customer objects to the assignment in writing prior to the scheduled date for assignment, the assignment will be binding on Customer. Anything to the contrary notwithstanding, Customer agrees that Broker may modify the terms of this agreement upon prior written notice to Customer. By continuing to accept services from Broker, Customer will have indicated acceptance of any such modification. If Customer dose not accept such modification, Customer must notify Broker in writing and Customer’s account may then be terminated, but Customer will remain liable to Broker for all remaining liabilities and obligations.

18.CUSTOMER REPRESENTATIONS.Customer represents that (a) (if an individual), he is of the age of majority, of sound mind, and authorized to open accounts and enter into this Agreement and to effectuate transactions in futures contracts as contemplated hereby; (b) if an entity, Customer is validly existing and empowered to enter into this Agreement and to effect transactions in futures contracts as contemplated hereby; (c) the statements and financial information contained on Customer’s Application submitted herewith (including any financial statement submitted therewith) are true and correct; (d) Customer has read, understands and has signed the CFTC Risk Disclosure Statements previously furnished by Broker; and (e) no person or entity has any interest in or control of the account of which this Agreement pertains except as disclosed in the Customer Information and Application (Customer Application). Customer further represents that, except as theretofore disclosed to Broker in writing, he is not an officer or  an employee of any exchange board of trade, clearing house, bank or trust company or an “affiliated person” (as defined in the regulations of the CFTC) of any futures commission merchant, or an introducing broker, or an officer, partner, director, or employee  of any securities broker or dealer. Customer agrees to furnish appropriate financial statements to Broker, to disclose to Broker any material changes in the financial position of Customer and to furnish promptly such other information concerning Customer as broker reasonably request.

19.CUSTOMER ABLE TO ASSUME RISKS.Customer affirms that he is able to assume the financial risks of commodity futures trading and that commodity futures trading meets his financial objectives. Customer agrees to notify Broker  if there is any material change in his financial condition or objectives.

20.CLEARING BROKER RESPONSIBILITIES.If Customer’s account is carried by Broker only as a clearing broker, Customer acknowledges that Broker is not responsible for the conduct, representations, and statements of the introducing broker in the handling of Customer’s accounts. Customer acknowledges that Broker’s sole responsibility in such circumstances is to execute, clear and account for orders transmitted to Broker by or on behalf of Customer.

21.CONSENT TO CREDIT CHECK; ANTI-MONEY LAUNDERING PROVISIONS.  Customer  understands   an investigation may be made pertaining to his credit standing and his business accounts, and authorizes Broker to contract such banks, financial institutions, and credit agencies as Broker shall deem appropriate. Customer acknowledges that any account established pursuant to this Agreement shall be subject to anti-money laundering requirements established by applicable government agencies or self-regulating organizations. Accordingly, Customer shall promptly provide any documents or certifications requested by Broker which Broker believes are necessary or advisable to obtain for anti-money laundering compliance purposes.

22.LIMITS ON POSITIONS HELD. Customer acknowledges Broker’s right to limit the number of open positions which Customer may maintain or acquire through Broker at any time and Customer agrees not to make any trade through Broker which would have the effect of exceeding the limitations imposed on Customer by Broker. Customer further agrees not to exceed the  position limits set by the CFTC or any exchange, whether acting alone or with others, and to promptly advise Broker if Customer is required to file reports of commodity positions with the CFTC.

23.FOREIGN CURRENCY TRANSACTIONS.If Customer directs Broker to  enter  into  any futures contract and such transaction is to be effected in a foreign currency; (a) any profit or loss arising as a result of a fluctuation in the exchange rate  affecting such currency will be entirely for the Customer’s account and risk; (b) all initial and subsequent deposits for market purposes shall be made in U.S. Dollars in such amounts as Broker in its sole discretion may require; and (c) Broker is authorized to convert funds in the Customer’s accounts into and from such foreign currency at an exchange rate determined by Broker in its sole discretion on the basis of the then prevailing exchange rates.

24.SUBORDINATION AGREEMENT (APPLIES ONLY TO ACCOUNTS WITH FUNDS HELD IN FOREIGN COUNTRIES). Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories or if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks. Customer authorizes the deposit of funds into such depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts denominated in a foreign currency on shore or offshore only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions. In order to avoid the possible dilution of other customer funds, a customer who has funds held in a foreign currency agrees by accepting this subordination agreement that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met:

(a) FCM is placed in receivership or bankruptcy; and (b) there are insufficient funds available for distribution denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds. Customer agrees that if both of the conditions listed above occur, its claim against FCM's assets attributable to funds held overseas in a particular foreign currency may  be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro-rata portion of such funds. It is further agreed that in no event may a customer whose funds are held overseas receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of FCM.

25.RECORDING. Customer understands that Broker in its sole discretion may record, on tape or otherwise, any telephone conversation between Broker and Customer. Customer hereby agrees and consents to such recording and waives any right Customer may have to object to the admissibility into evidence of such recording in any legal proceeding to which Broker is a party or in which Broker’s records are subpoenaed.

26.DESIGNATION OF AGENT FOR SERVICE OF PROCESS (APPLIES TO FOREIGN TRADERS AND FOREIGN BROKERS ONLY).          CFTC Rule 15.05 provides that a futures commission merchant that executes transactions for the account of a foreign trader or foreign broker will be deemed to be the agent of that foreign trader or foreign broker for purposes of accepting delivery of any communication issued by or on behalf of the CFTC. The futures commission merchant is then required to transmit promptly any such communication to the foreign trader or foreign broker. A foreign trader or foreign broker may, however, designate an agent other than its futures commission merchant. Such alternate designation must be evidenced by a written agreement, which must be provided to the futures commission merchant prior to the opening of the account, and which the futures commission  merchant, in turn, must forward to the CFTC. Accordingly, for any foreign trader or foreign broker Customer, unless Customer makes the alternate designation described above, Broker will be deemed Customer's agent (and, if Customer is a broker, the agent of each Customer holding a position in Customer's account) for purposes of receiving and transmitting all CFTC communications to Customer pursuant to CFTC Rules 15.05 and 21.03. This includes, but is not limited to, special calls for information. In the event of a special  call for information, Broker shall be required to provide the information set forth in CFTC Regulation 21.03(e). Customer should be aware that failure to respond to a special call may cause the CFTC to prohibit execution of trades (other than offsetting trades) for Customer for contracts having the expiration date(s) and month(s) set forth in the special call.

27.HEADINGS AND GENDER.       The headings of each provision are for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each provision. Where the context requires, the singular shall import the plural and the masculine shall import the feminine.

28.GOVERNING LAW. This agreement shall be governed by the laws of the State of Illinois. No action, regardless of form, arising out of transactions under this agreement may be brought by customer more than one year after the cause of action arose. This paragraph acts as a waiver of the Commodity Exchange Act's two-year statute of limitations for filing complaints in Reparations, the NFA's two-year statute of limitations for filing Demands for Arbitrations and also acts as a waiver of all other state and federal law limitation periods.

29.ACKNOWLEDGMENT OF DISCLOSURES AND SIGNATURE.CUSTOMER HEREBY UNDERSTANDS THE CUSTOMER ACCOUNT AGREEMENT AND CONSENTS AND AGREES TO ALL OF THE TERMS AND CONDITIONS OF AGREEMENT SET FORTH ABOVE. CUSTOMER ACKNOWLEDGES THAT TRADING IN COMMODITY INTERESTS IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND IS APPROPRIATE ONLY FOR PERSONS WHO CAN ASSUME RISK OF LOSS IN EXCESS OF THEIR MARGIN DEPOSIT.

__Managed Futures Premier Warrington L.P.___ Printed Customer Name	_by: Warrington GP, LLC, its general partner_ Printed Name of Signatory
By:____/s/ Scott C. Kimple___________________ Signature	__Scott C. Kimple, Manager and PM___ Title of Signatory
____________________________________________ Printed Customer Name	______________________________________ Printed Name of Signatory
By:________________________________________ Signature	______________________________________ Title of Signatory
Date:______________4/21/17________________